List of Subsidiaries                                                Exhibit 21.1

Glimcher Realty Trust ("GRT") has the following subsidiaries and interest:

1.   Glimcher Properties Corporation, a Delaware corporation (100% shareholder);

2. Glimcher Properties, LP, a Delaware limited partnership (approximately 91% limited partnership interest);

3.   Glimcher Johnson City, Inc., a Delaware corporation (100% shareholder);

4.   Glimcher Dayton Mall, Inc. a Delaware corporation (100% shareholder);

5.   Glimcher Colonial Trust, a Delaware business trust (100% beneficiary);

6. Glimcher Colonial Park Mall, Inc., a Delaware corporation (100% shareholder);

7.   Glimcher Tampa, Inc., a Delaware corporation (100% shareholder);

8.   Glimcher Auburn, Inc., a Delaware corporation (100% shareholder);

9.   Glimcher Weberstown, Inc., a Delaware corporation (100% shareholder);

10.  Glimcher Montgomery, Inc., a Delaware corporation (100% shareholder);

11.  Glimcher Mount Vernon, Inc., a Delaware corporation (100% shareholder);

12.  Glimcher PTC, Inc., a Delaware corporation (100% shareholder);

13.  Glimcher Eastland, Inc., a Delaware corporation (100% shareholder);

14.  Glimcher Loyal Plaza, Inc., a Delaware corporation (100% shareholder); and

15. Glimcher Loyal Plaza Tenant, Inc., a Delaware corporation (100% shareholder).


Glimcher Properties Corporation has the following subsidiaries:

1.   Glimcher Grand Central, Inc., a Delaware corporation (100% shareholder);

2.   Glimcher Morgantown Mall, Inc., a Delaware corporation (100% shareholder);
     and

3.   San Mall Corporation, a Delaware corporation (100% shareholder).


Glimcher Properties Limited Partnership has the following interests:

1. Grand Central, LP, a Delaware limited partnership (99% limited partnership interest);

2. Glimcher University Mall, LP, a Delaware limited partnership (99% limited partnership interest);

3. Morgantown Mall Associates, LP, an Ohio Limited partnership (99% limited partnership interest);

4. Johnson City Venture LLC, a Delaware limited liability company (99% member interest);

5. Dayton Mall Venture LLC, a Delaware limited liability company (99% member interest);

6. Colonial Park Mall LP, a Delaware limited partnership (99.5% limited partnership interest);

7. Colonial Park Trust, a Delaware business trust (Colonial Park Mall LP is the 100% beneficiary);

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8.   Catalina Partners, L.P., a Delaware limited partnership (99% limited partnership interest owned by Colonial Park Mall LP and Colonial Park Trust is the sole general partner owning the remaining 1%);

9. Glimcher Development Corporation, a Delaware corporation (100% shareholder);

10. Weberstown Mall, LLC, a Delaware limited liability company (99% member interest);

11. Glimcher Northtown Venture, LLC, a Delaware limited liability company (99% member interest);

12. Montgomery Mall Associates, LP, a Delaware limited partnership (99% limited partnership interest);

13. Glimcher SuperMall Venture, LLC, a Delaware limited liability company (99% member interest);

14. SAN Mall, LP, a Delaware limited partnership (99.5% limited partnership interest);

15. Polaris Center, LLC, a Delaware limited liability company (99% member interest);

16. JG Elizabeth, LLC, a Delaware limited liability company (100% member interest);

17. Tulsa Promenade, LLC, a Delaware limited liability company (100% member interest);

18. Charlotte Eastland Mall, LLC, a Delaware limited liability company (99% member interest);

19. Polaris Mall, LLC, a Delaware limited liability company (100% member interest);

20. PFP Columbus, LLC, a Delaware limited liability company (100% member interest owned by Polaris Mall LLC);

21. Great Plains MetroMall, LLC, a Colorado limited liability company (100% member interest);

22. Mount Vernon Venture, LLC, a Delaware limited liability company (99% member interest);

23. Loyal Plaza Venture, LP, a Delaware limited partnership (99% limited partnership interest);

24. Glimcher Loyal Plaza Tenant, LP, a Delaware limited partnership (99% limited partnership interest);

25. Jersey Gardens Center, LLC, a Delaware limited liability company (100% member interest);

26. GM Mezz, LLC, a Delaware limited liability company (100% member interest owned by Great Plains MetroMall, LLC);

27. RVM Glimcher, LLC, a Delaware limited liability company (100% member interest);

28. Southside Mall, LLC, a Delaware limited liability company (100% member interest);

29. Glimcher Ashland Venture, LLC, a Delaware limited liability company (100% member interest);

30. GM Olathe, LLC, a Delaware limited liability company (100% member interest owned by GM Mezz, LLC)

31. Glimcher River Valley Mall, LLC, a Delaware limited liability company (100% member interest);

32. Glimcher Columbia, LLC, a Delaware limited liability company (100% member interest);

33. Fairfield Village, LLC, a Delaware limited liability company (100% member interest);

34. Glimcher JG Urban Renewal, Inc., a New Jersey corporation (100% shareholder);

35. N.J. Metromall Urban Renewal, Inc., a New Jersey corporation (100% shareholder);

36. LC Portland, LLC, a Delaware limited liability company (100% member interest);
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37.  GB Northtown, LLC, a Delaware limited liability company (100% member interest);

38. Glimcher WestShore, LLC, a Delaware limited liability company (100% member interest);

39. MFC Beavercreek, LLC, a Delaware limited liability company (100% member interest);

40. EM Columbus, LLC, a Delaware limited liability company (100% member interest);

41. Mainstreet Maintenance, LLC, an Ohio limited liability company (100% member interest);

42. Ohio Retail Security, LLC, an Ohio limited liability company (100% member interest);

43. Wilora Lake Properties, LLC, a Delaware limited liability company (100% member interest);

44. Glimcher Polaris, LLC, a Delaware limited liability company (100% member interest);

45. OG Retail Holding Co., LLC, a Delaware limited liability company (52% member interest - unconsolidated joint venture subsidiary);

46. Puente Hills Mall REIT, LLC, a Delaware limited liability company (100% Class A Membership interests held by OG Retail Holding Co., LLC); and

47. Puente Hills Mall, LLC, a Delaware limited liability company (100% member interest held by Puente Hills Mall REIT, LLC);


Glimcher Development Corporation has the following subsidiaries and interests:

1.   Ohio Entertainment Corporation, a Delaware corporation (100% shareholder);

2.   Trans State Development, Inc., a Delaware corporation (100% shareholder);

3. Trans State Development, LLC, a Delaware limited liability company (99% member interest);

4.   Lyra Polaris, Inc., a Delaware corporation (100% shareholder);

5. Lyra Polaris, LLC, a Delaware limited liability company (99% member interest);

6.   Mason Park Center, Inc., a Delaware corporation (100% shareholder);

7. Mason Park Center, LLC, a Delaware limited liability company (99% member interest);

8.   GDC Retail, Inc., a Delaware corporation (100% shareholder);

9. GDC Retail, LLC, a Delaware limited liability company (99% member interest);

10.  SR 741, Inc., a Delaware corporation (100% shareholder);

11.  SR 741, LLC, a Delaware limited liability company (99% member interest);
     and

12.  California Retail Security, Inc., an Ohio corporation (100% shareholder).